AMENDMENT

TO

GLOBAL CUSTODY AGREEMENT

This amendment (“Amendment”), dated December 6, 2017, (the “Effective Date”) amends the Global Custody Agreement (“the Agreement”) dated August 16, 2002 between OppenheimerFunds, Inc. (“OFI”), on behalf of each investment company identified as Customer in Exhibit A attached thereto individually and severally, and not jointly and severally, and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used and not defined herein shall such meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to update Exhibits A and A-1 to the Agreement in order to update the list of Customers for which OFI is the investment adviser; and

ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	As of the Effective Date, Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.
2.	As of the Effective Date, Exhibit A-1 to the Agreement is hereby deleted and replaced in its entirety with Exhibit A-1 attached hereto.
3.	Exhibits A and A-1 to the Agreement may be amended from time to time to add, remove or change the name of any Customer;
4.	OppenheimerFunds, Inc. represents and warrants it has the authority to act on behalf of each Customer listed on Exhibit A and to deposit and control the Financial Assets and Cash in the Accounts of such Customer and to engage Bank on behalf of such Customer as custodian in accordance with the terms of the Agreement.
5.	OFI SteelPath Inc. represents and warrants it has the authority to act on behalf of each Customer listed on Exhibit A-1 and to deposit and control the Financial Assets and Cash in the Accounts of such Customer and to engage Bank on behalf of such Customer as custodian in accordance with the terms of the Agreement.
6.	This Amendment may be executed in counterparts and in electronic form, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

[Remainder intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written with effective from Effective Date.

JPMORGAN CHASE BANK, N.A.

By: /s/ AnnaMaria Calla Minniti

Name: AnnaMaria Calla Minniti

Title: Vice President

JPMorgan Chase Bank, N.A.

OPPENHEIMERFUNDS, INC.

on behalf of each Customer listed on Exhibit A, individually and severally, and not jointly and severally, for which it acts as investment adviser

By: /s/ Kathleen Schmitz

Name: Kathleen Schmitz

Title: Assistant Vice President OppenheimerFunds, Inc.

OFI STEELPATH, INC.

on behalf of each Customer listed on Exhibit A-1, individually and severally, and not jointly and severally, for which it acts as investment adviser

By: /s/ Collin McAvoy

Name: Collin McAvoy

Title: Assistant Vice President

EXHIBIT A

List of Customers for which OppenheimerFunds, Inc. is the investment adviser

Account #	Fund Name
P84570	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Strategic Income Fund/VA
P84573	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Main Street Small Cap Fund/VA
P84575	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Fund/VA
P56973	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Capital Appreciation Fund/VA
P84576	Oppenheimer Variable Account Funds For The Account Of Oppenheimer International Growth Fund/VA
P56975	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Discovery Mid Cap Growth Fund/VA
P84577	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Total Return Bond Fund/VA
P56976	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Government Money Fund/VA
P84580	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Conservative Balanced Fund/VA
P84568	Oppenheimer Global Strategic Income Fund
P84572	Oppenheimer Total Return Bond Fund
P56970	Oppenheimer Capital Appreciation Fund
P84574	Oppenheimer Global Fund
P84579	Oppenheimer Main Street Fund/VA
P65192	Oppenheimer Global Value Fund
P84582	Oppenheimer Developing Markets Fund
P84583	Oppenheimer International Small-Mid Company Fund
P84584	Oppenheimer International Growth Fund
P84585	Oppenheimer Main Street Mid Cap Fund
P84586	Oppenheimer International Bond Fund
P87705	Oppenheimer Global Multi Strategies Fund

P73542	Oppenheimer Master Event-Linked Bond Fund, LLC
P05192	Oppenheimer Corporate Bond Fund
P09085	Oppenheimer Emerging Markets Local Debt Fund
P30222	Oppenheimer Global High Yield Fund
P40189	Oppenheimer Main Street Small Cap Fund
P26729	Oppenheimer Global Multi-Alternatives Fund/VA
P90403	Oppenheimer Emerging Markets Innovators Fund
P97265	Oppenheimer Global Multi-Asset Income Fund
P29613	Oppenheimer Global Multi-Asset Growth Fund
P35195	Oppenheimer Small Cap Value Fund
P59605	Oppenheimer Macquarie Global Infrastructure Fund
P68993	Oppenheimer International Growth and Income Fund
P91712	Oppenheimer Capital Income Fund
P91713	Oppenheimer Fundamental Alternatives Fund
P91714	Oppenheimer Global Multi-Alternatives Fund
P91715	Oppenheimer Global Allocation Fund
P91716	Oppenheimer Gold & Special Minerals Fund
P44438	Oppenheimer Global Unconstrained Bond Fund
P46132	Oppenheimer Preferred Securities and Income Fund

EXHIBIT A-1

List of Customers for which OFI Steelpath, Inc. is the investment adviser

P33617	Oppenheimer SteelPath Panoramic Fund
P42784	Oppenheimer SteelPath MLP & Energy Infrastructure Fund